                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-3
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933

                                 ---------------------

               CHEQUEMATE INTERNATIONAL, INC. dba C-3D DIGITAL, INC.
                (Exact name of registrant as specified in its charter)

                                 ---------------------

          Utah                            3663                76-0279816
(State or other jurisdiction of    (Primary Industrial      (I.R.S. Employer
incorporation or organization)      Classification Code)   Identification No.)

                             57 West 200 South, Suite 350
                              Salt Lake City, Utah 84101
                                    (801) 322-1111
                 (Address, including zip code, and telephone number,
          including area code, of registrant's principal executive offices)

                                 ---------------------

                                   J. Michael Heil
                                         CEO
                            Chequemate International, Inc.
                             57 West 200 South, Suite 350
                             Salt Lake City, Utah 84101
                                   (801) 322-1111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

 It is respectfully requested that the Commission send copies of all notices, orders and communications to:
                                  Bruce L. Dibb
                      Jensen, Duffin, Carman, Dibb & Jackson
                        311 South State Street, Suite 380
                            Salt Lake City, Utah 84111
                                (801) 531-6600

                                 ---------------------

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As promptly as practicable after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                             CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
                                                         Proposed          Proposed
                                                         Maximum            Maximum
  Title of Each Class of          Amount to be        Offering Price       Aggregate         Amount of
Securities to be Registered        Registered           Per Share       Offering Price     Registration Fee
----------------------------      ------------        --------------    ---------------    ----------------
       Common Stock               2,200,000(1)           $2.84(2)          $6,248,000            $1,737
-------------------------------------------------------------------------------------------------------------
  Common Stock issuable
    upon exercise of                 24,753              $3.64(3)             $90,101               $26
     1998 Warrant
-------------------------------------------------------------------------------------------------------------
  Common Stock issuable
    upon exercise of                 67,800              $3.54(3)            $240,012               $67
     1999 Warrant
-------------------------------------------------------------------------------------------------------------
         TOTAL                    2,292,553                                $6,578,113            $1,830
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to the provisions of paragraph 7(a) of the 1999 Subscription Agreement, which require the registrant to register 200% of the number of shares issuable upon the conversion of the debentures based upon the lowest closing bid price of the registrant's stock for the 60 trading days prior to the date of the execution of the 1999 Subscription Agreement. The lowest closing bid price for the stated period was $2.50 per share.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. Although the conversion of the debentures may take place at any time during the three year period following the dates of the subscription agreements entered into by the registrant, this estimated amount is the average of the bid and asked price as of February 18, 1999 (which is within 5 business days prior to the date of the filing of this registration statement).

(3) The exercise price of the Warrants is used for the purpose of calculating the amount of the registration fee in accordance with Rule 457(g) under the Securities Act.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH A DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

PROSPECTUS

                            CHEQUEMATE INTERNATIONAL, INC.
                             57 West 200 South, Suite 350
                              Salt Lake City, Utah 84101
                                    (801) 322-1111

                           2,292,553 SHARES OF COMMON STOCK

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES REGULATORY AGENCY, NOR HAS THE COMMISSION OR ANY STATE AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This registration is for 2,292,553 shares of the Company's common stock to be issued pursuant to the exercise of convertible debentures and stock warrant rights which were sold by the Company by subscription agreements entered on December 21, 1998 and February 9, 1999. For clarity, the Company will refer to the December 21, 1998 subscription agreement as the "1998 Subscription Agreement;" and to the February 9, 1999 subscription agreement as the "1999 Subscription Agreement."

The exact number of shares to be issued pursuant to the debentures will depend upon the market price of the stock of the Company on the five trading days prior to any conversion of the debentures. To create a sufficient pool of registered shares in the event of the conversion of the debentures, the Company has agreed to register 200% of the number of shares listed in field C(2) in the table below under Terms of the Offering. If all warrants are exercised, 92,553 additional shares will be issued. SEE TERMS OF THE OFFERING.


       THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 9.

The Common Stock of the Company is traded on the NASDAQ over the counter bulletin board under the symbol CQMT. On February 9, 1999, the last price for the Common Stock was $3.00 per share.

            The date of this Prospectus is February ___, 1999.

                                TERMS OF THE OFFERING

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS AT THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

The number of shares to be issued pursuant to the debentures will depend upon the market price of the stock of the Company on the five trading days prior to any conversion of each debenture. For illustrative purposes, a range of shares which may be issued pursuant to the transaction described in this Prospectus is set forth in the table below. Because the number of shares is dependent upon a fluctuating market price, it is not possible to state with certainty the number of shares which may be issued (see "Risk Factors"). The table provides an historical basis for an estimate of the number of shares which may be issued. In the 60 trading days prior to the date of the 1999 Subscription Agreement, the market price of the stock of the Company obtained a high of $3.60 and a low of $2.50. Although the historical record of stock prices is no assurance of future performance, it creates a reasonable basis for a range of the possible number of shares which may be issued pursuant to the debentures.

         1                 2                      3                      4
                   No. of Shares Issued      No. of Shares       Estimated Total No.
      Market       If all debentures are     If all warrants     of Shares which may
       Price       Fully exercised           Are exercised       Be issued
--------------------------------------------------------------------------------------
A     $3.60 (1)         773,306 (2)              92,553                 865,859
B     $3.00 (3)         916,667                  92,553               1,009,220
C     $2.50 (4)       1,100,000                  92,553               1,192,553


(1) The highest closing bid price for the Company's stock for the 60 trading days prior to the date of the 1999 Subscription Agreement.
(2) The number of shares reflected takes into consideration a maximum conversion price of $3.54 which creates a floor for the minimum number of shares which may be issued pursuant to the 1999 Debentures.
(3) The Closing bid price on the day prior to the date of the 1999 Subscription Agreement.

(4) The lowest closing bid price for the Company's stock for the 60 trading days prior to the date of the 1999 Subscription Agreement.

The Company does not intend to employ any sales representatives in this offering or pay any commissions. Estimated costs of the offering are $41,000 and include attorney fees, accounting, registration, printing and distribution costs. The Company will pay all costs of the offering.

                                AVAILABLE INFORMATION

The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement. In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files quarterly, annum and periodic reports and other information with the Commission. The Registration Statement, such reports and other information may be inspected and copies may be obtained, at prescribed rates, at the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, as well as the following regional offices: 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a Website that contains reports and other information regarding reporting companies under the Exchange Act, including the Company, at http:// www.sec.gov.

This Prospectus constitutes a part of the Registration Statement. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Common Stock. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents have been filed by the Company with the Commission and are hereby incorporated by reference into this Prospectus: (i) Annual Report on Form 10-K for the fiscal year ended March 31, 1998, (ii) Quarterly Reports of the Company, and amendments thereto, on Form 10-QSB for the quarters ended June 31, 1998, September 30, 1998 and December 30, 1998; and
(iii) the Company's Form 8-K dated December 23, 1998 relating to the acquisition of certain assets of Alpha Broadcasting Communications, which are used in the C-3D Digital III pay-per-view division of the Company. All other documents and reports filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or supersede shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents which are incorporated herein by reference (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in the document which this Prospectus incorporates). Requests should be directed to Mr. Steven Anderson, Chief Financial Officer, at the Company's principal executive offices located at 57 West 200 South, Suite 350, Salt Lake City, Utah 84101, telephone number (801) 322-1111.

                              FORWARD-LOOKING STATEMENTS

This Prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The PSLRA provides a "safe harbor" for such statements to encourage companies to provide prospective information about themselves so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. All statements other than statements of historical fact made in this Prospectus or incorporated by reference are forward-looking. In particular, the statements herein regarding the availability of adequate funding and progress in the development of its various business segments are forward-looking statements. Forward-looking statements represent management's current expectations and are inherently uncertain. Investors are warned that the Company's actual results may differ significantly from management's expectations and, therefore, from the results discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the "Risk Factors" described herein.

THE COMPANY

The Company is a pioneer in bringing virtual reality to computer and television screens. The Company is pursuing activities in three divisions designated at C-3D Digital III, 3D.Com and C-3D Realeyes. As described below under the heading "Recent Developments," the Company anticipates establishing a fourth division to be known as C-3D Strata. C-3D Digital III is believed to be the first television network to exclusively offer 3D programming to satellite dish owners, cable TV subscribers and the patrons of the lodging industry through a pay-per-view delivery system. 3D.Com is establishing new entertainment and e-commerce paradigms on the internet. C-3D Realeyes is the patented hardware technology that turns any TV into a 3D virtual reality station. The anticipated Strata division is based upon the work of a ten year pioneer in 3D software, providing technologies for content creation and internet delivery. These four interconnected components - television, the web, hardware and software - provide the Company with the critical links between 3D technology and the consumer. The Company's principal executive offices are located at 57 West 200 South, Suite 350; Salt Lake City, Utah, 84101, and its telephone number is (801) 322-1111.

                                 RECENT DEVELOPMENTS

CORPORATE NAME CHANGE

The Company has filed in the state of Utah an application to conduct business under the assumed name of C-3D Digital, Inc. This name is more in keeping with the Company's focus on its entertainment and communications business related to 3D technology. At the time of the next meeting of shareholders of the Company, management contemplates submitting a proposal to amend the Articles of Incorporation to reflect this new name.

STRATA BUSINESS

During calendar year 1998, management of the Company has been introduced to Strata, Inc., a St. George, Utah corporation, engaged in software development. Essentially all of the Strata products are complimentary to the 3-dimensional business applications of the Company and the Company has examined various strategies to either license or acquire the Strata technology. In the event the Company is successful in acquiring ownership of the Strata technology, the Company anticipates (a) incorporating the technology in its current products and services, and (b) marketing, in a new division called C-3D Strata, the principal products formerly offered by Strata, Inc.

Strata, Inc. is one of the early pioneers in 3D software. The Strata tool line has been used for such well-known projects as the game "MYST"-C-; television shows like the "'98 MTV Movie Awards"-C-, "Hercules"-C- and "Xena"-C-; the NBC dancing peacocks; the Warner Bro.'s and Blockbuster web sites; the films "Contact"-C-, "5th Element"-C-, "Batman Forever"-C-, and many others. These tools and the Strata development team would provide C-3D Digital with some of the most advanced 3D technology available and should enhance C-3D Digital's position in 3D media and technology.

Strata is in the business of providing 3D centric graphical software applications to professionals and non-professionals alike. The Strata tools are used to create content for the web, television, feature films, multimedia and print. Non-professionals use Strata applications for home video, desktop publishing, visualization and recreation. Strata develops, publishes, packages, markets, sells and supports these software applications.

The core products offered by Strata, Inc. have been the following:

STUDIOPRO. StudioPro is the premier Strata 3D product and is available for Apple Macintosh, Windows 98 and NT. StudioPro has a retail price of $1,495 and is available in the US at the "street price" of approximately $950. StudioPro is used for creating 3D images and animations for the web, video, movies, print, games and multimedia. StudioPro is well know for being used to create the graphics for the world's best selling CD-Rom game Myst -C-. Recently StudioPro has been used on projects such as the Blockbuster Video Web site, the NBC dancing peacocks and the movie Contact. An upcoming release will add special stereographic 3D features. StudioPro has an installed base of approximately 60,000.

VISION 3D. Vision 3D is an entry level 3D product and is based directly on StudioPro. Vision 3D is presently available only on Apple Macintosh computers. Vision 3D is priced at $395 retail with a $295 street price. Vision 3D is used by professionals and non-professionals alike. Vision 3D is used for print, Web, video and multimedia - as well as recreational purposes. Vision 3D has an installed base of approximately 40,000.

VIDEOSHOP. VideoShop is a professional quality non-linear video editor and presently runs only on Apple Macintosh computers. VideoShop is priced at $495 retail with a $395 street price. VideoShop is used primarily for multimedia, web and desktop video tasks. VideoShop has been bundled on select Macintosh computers for over five years and has developed an installed base of well over one million customers through this process.

MEDIAPAINT. MediaPaint is a video painting and effects application. MediaPaint is available for Apple Macintosh, Windows 98 and NT. MediaPaint is priced at $695 retail with a $395 street price. MediaPaint is used for professional projects on the Web, multimedia and broadcast video.
MediaPaint has an installed base of approximately 6,000 users.

On December 10, 1998, the Company purchased for cash the secured position of Zions Bank, NA in receivables, certain equipment and general intangibles of Strata, Inc. The general intangibles collateral interest of Zions Bank would constitute a first lien position in all or some of the Strata technology.
The Company is also negotiating with four additional creditors having secured interests in the Strata technology (the "Additional Secured Creditors"), including secured interests in the registered copyrights of Strata, Inc. in its software intellectual property. The total debt secured by the Additional Secured Creditors exceeds $3.7 million. Current negotiations contemplate the issuance of approximately 335,000 shares of restricted Common Stock of the Company for the acquisition of these secured interests. All of the described debt is delinquent and the collateral is subject to foreclosure.

Certain other creditors have security interests junior to Zions Bank, and possibly senior to some of the obligations of the Additional Secured Creditors. The matter of acquiring all of the technology and copyrights of Strata, therefore, is subject to further review by the Company. At present, the Company anticipates acquiring the Strata technology through acquisition and foreclosure of security interests in the technology. As a result, there exists a potential risk of adverse claims or redemptive rights.

SUMMARY OF THE OFFERING

On December 21, 1998 and on February 9, 1999, the Company entered into the subscription agreements with the Selling Shareholder pursuant to which the Company issued a total of eleven units. Each unit is comprised of $250,000 in aggregate principal amount of 8% Convertible Redeemable Debentures and a warrant to purchase shares of Common Stock of the Company (the "Units"). For purposes of clarity, the December 21, 1998 subscription agreement will be referred to as the "1998 Subscription Agreement", and the debentures and warrants issued under the 1998 Subscription Agreement will be referred to as the 1998 Debentures and the 1998 Warrants. The February 9, 1999 subscription agreement will be referred to as the "1999 Subscription Agreement", and the debentures and warrants issued under the 1999 Subscription Agreement will be referred to as the 1999 Debentures and the 1999 Warrants. When the 1998 and 1999 documents are referred to collectively, they will be respectively called the Subscription Agreements, the Debentures and the Warrants.

Although the terms of the 1998 and 1999 Debentures are nearly identical, the dates of the Debentures are different as well as the amount of the maximum conversion price. Similarly, the terms of the Warrants are nearly identical, except for the number of shares covered by the Warrants, the dates of exercise and the exercise price.

Pursuant to the 1998 Subscription Agreement, the Company sold to the Selling Shareholder three Units as of December 21, 1998 consisting of $750,000 in principal amount of the 1998 Debentures and the 1998 Warrant for 24,753 shares. Shares are obtainable by the Selling Shareholder on conversion of the 1998 Debentures at a conversion price equal to the lesser of eighty percent (80%) of the average closing bid price of the Common Stock for the five (5) trading days immediately preceding the conversion date or $3.64 per share. The 1998 Warrant may be exercised at any time up to December 21, 2001 at an exercise price of $3.64 per share. Pursuant to the 1999 Subscription Agreement, the Company sold to the Selling Shareholder eight Units as of February 9, 1999 consisting of $2,000,000 in principal amount of the 1999 Debentures and the 1999 Warrant for 67,800 shares. Shares are obtainable by the Selling Shareholder on conversion of the 1999 Debentures at a conversion price equal to the lesser of eighty percent (80%) of the average closing bid price of the Common Stock for the five (5) trading days immediately preceding the conversion date or $3.54 per share. The 1999 Warrant may be exercised at any time up to February 9, 2002 at an exercise price of $3.54 per share.

The Selling Shareholder acquired the Debentures and the Warrants pursuant to the Subscription Agreements from the Company for cash. Upon conversion of the Debentures or exercise of Warrants, the Selling Shareholder may offer for sale, by use of this Prospectus, the Shares of Common Stock issued under such Debentures and Warrants.

Securities Offered by the Selling Shareholder. . . . . . . . estimated at not more than 2,292,553 shares
                                                             Common Stock

Common Stock Outstanding or
Subscribed for as of February 5, 1999. . . . . . . . . . . . 20,580,659 shares (1)


Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . Any investment in the Shares offered hereby involves a high
                                                             degree of risk.  See "Risk
                                                             Factors."

(1) Does not include: (a) the shares issuable upon conversion of the Debentures which are the subject of the Subscription Agreements or the Warrants; (b) 444,412 shares of Common Stock issuable upon exercise of stock options outstanding as of February 5, 1999; or (c) shares of Common Stock that may be issued under the Company's Incentive Stock Option Plan.

                                     RISK FACTORS

THE FOLLOWING REPRESENTS MANAGEMENT'S VIEW OF THE MORE SIGNIFICANT RISK FACTORS WHICH SHOULD BE CONSIDERED BY EACH INVESTOR, BUT DOES NOT PURPORT TO BE A LISTING OF ALL POTENTIAL RISK FACTORS.

- THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES.

- THE STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT PURELY HISTORICAL ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING THE COMPANY'S EXPECTATIONS, BELIEFS, ESTIMATES, INTENTIONS AND STRATEGIES ABOUT THE FUTURE. WORDS SUCH AS "ANTICIPATES," "EXPECTS," "INTENDS," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES," VARIATIONS OF SUCH WORDS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS, BUT THEIR ABSENCE DOES NOT MEAN THE STATEMENT IS NOT FORWARD-LOOKING.

- THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT; THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR FORECASTED IN ANY SUCH FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS.

- THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

- POTENTIAL INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS BEFORE MAKING A DECISIONS TO INVEST IN THE SHARES OFFERED HEREBY.

A.   GENERAL BUSINESS RISKS.

     1. DEVELOPMENT STAGE. The Company, by including its surviving predecessors, was organized April 21, 1989. Since it has not had sustained profitable operations in any of its market sectors, the Company must be considered a development stage enterprise with limited prior operating history. Each investor is advised that, historically, development stage businesses constitute a greater risk of loss of investment than investment in a seasoned company.

     2. SUCCESS OF PRODUCT AND SERVICES. There is no assurance or warranty that the contemplated products and services of the Company will be commercially successful or that the Company's proprietary interest in the products can be commercially protected through copyrights, patents or other similar types of applications. The Company is engaged in the development and marketing of what must be considered as novel and experimental new products and innovations. Each investor must consider, as a potential risk factor, the possibility that the investor could invest in this Offering and not receive any return of investment, or lose his entire investment if the products are not successfully marketed or otherwise not commercially successful.

     3. COMPETITION. There is substantial competition, both locally and internationally, in the electronics and media industries in which the Company engages. No assurance can be made, despite the best efforts of management, that other companies may not produce competitive programs, services, or devices at a competitive advantage which could cause the Company to be commercially unprofitable.

     4. GOVERNMENT REGULATION. Various aspects of the industry in which the Company has engaged or will engage have been subject to government regulation, such as regulation by the Federal Communications Commission
(FCC), the Federal Trade Commission (FTC), as well as other national and local governmental agencies. Various changes by regulatory agencies, or the tax treatment of the Company or its applications, could have significant impacts upon the Company and its profitability.

     5. YEAR 2000 COMPLIANCE. The Company is concerned that the entire electronics and media industries may be substantially and adversely impacted by various possible failures of computer systems and programs to properly adjust to, or account for, the change to the year 2000 relevant to their computer based operations. It is not possible to project the potential scope of adverse impacts, if any, but it is believed that such adverse impacts, if they occur, may be most significant in the broadcast industries which could directly bear upon the Company's future operations.

     The Company does not believe it internally has any computer program, systems or configurations which are not presently conformed to the year 2000
(Y2K) standards, but adverse impacts could easily result from various media companies with whom or through which the Company intends to engage in business. Since this risk cannot realistically be measured, each prospective investor should consider this as an unknown and undetermined risk factor. See further discussion of Y2K compliance and issues under "Managements' Discussion and Analysis of Financial Conditions" in the incorporated Form 10-QSB report of the Company for the quarter ended December 31, 1998.

B.  PARTICULAR RISKS OF THIS OFFERING.

     1. OPERATING LOSSES. As you will note from the financial statements for the Company, the Company, to date, has a net operating loss from limited sales. While start up companies frequently have operating losses, each investor should consider the absence of profits as a risk factor. Further, the auditors have reserved an opinion as to whether the Company may be deemed a "going concern."

     2. ARBITRARY OFFERING PRICE. The Offering price of the Company's stock has been arbitrarily determined and does not purport to represent any intrinsic value or net worth of the Company.

     3. NEW PRODUCTS AND CONCEPTS. The new product applications and services of the Company do not have an established or proven market share.
As a consequence, there can be no assurance or warranty that the Company will be commercially successful in its attempts to produce and market the new products or services. Moreover, even if fully protected, there is no absolute assurance that the Company will be successful in its marketing efforts for the new products and services, that a market demand will be created for such new products or services, or that it may not have inherent defects or problems making it unsuitable for the purposes intended. All of these must be considered as risk factors for the Company in attempting to develop and market new products and services.

     4. SUBSTANTIAL DILUTION. Investors in this Offering will incur an immediate and substantial dilution (the amount by which the value of the share is reduced from the purchase price of the share) to the value of their shares. In the event the Company is required to raise subsequent capital for its products or operations, it is probable that shares will be sold on terms different than offered herein, and investors may incur subsequent dilutions, both as to the value of their shares and in voting control. Dilution will also result from the exercise of option rights at prices below the price at which the shares are issued in this Offering.

     5. OPTIONS AND OTHER PRIVATE PLACEMENT. There are options granted to management and other parties which would afford such holders the right to potentially acquire shares at prices which may be below the market price for the Company's shares or less than the price at which shares are to be sold pursuant to this Registration. To the extent such options are exercised, or subsequent registrations completed, such transactions may constitute additional "dilution" to existing shareholders and will, in all events, result in a diminution of control.

     6. MINORITY STATUS. Investors acquiring shares in this Offering must understand that they will acquire a minority position as to voting control. That is, other shareholders will continue to hold the majority of the issued and outstanding shares; and, thereby, control the Company.

     7. LACK OF ADEQUATE CAPITALIZATION. The funds being raised in the concurrent Regulation "S" offerings, the recently completed convertible debenture Private Placement offerings resulting in this registration and other anticipated registrations may not adequately fund the intended business purposes and products, and subsequent funding may not be available. The Company currently has limited assets or net worth. See the incorporated Financial Statements of the Company.

     8. REGISTRATION RIGHTS. The investors in the recently completed convertible debenture private placement offerings have the right to require the Company to register their shares acquired in the offering. As a result, the Company will incur considerable expense in completing an anticipated registration for those shares as converted. Further, the registration of these shares will create more free trading stock which could depress the future market price of the Company's shares for investors in this offering.

     9. CONTINUING SERVICES OF MANAGEMENT. While the CEO and other officers intend to serve the Company on a full-time basis, there is no assurance or warranty that the present management may not retire, resign, or otherwise disengage at some future date, resulting in the risk factors inherent in a change of management to a start-up Company. Further, the Company may need to acquire other full-time officers or employees.

     10. COMPENSATION OF MANAGEMENT. At present, management is being paid substantial compensation from capital. As a result, a significant portion of other offering proceeds may be used to pay salaries before there are sufficient revenues to fully cover salaries and other compensation.

     11. SECURITY INTERESTS IN STRATA TECHNOLOGY AND ASSETS. The Company anticipates acquiring the Strata technology through acquisition and foreclosure of security interests in the technology. As a result, there exists a potential risk factor of adverse claims or redemptive rights to this technology. The Company has analyzed these potential risks through its legal counsel and does not deem such risks to be significant.

     12. CUMULATIVE VOTING, PREEMPTIVE RIGHTS AND CONTROL. There are no preemptive rights (generally the right to participate in new share offerings in proportion to your existing stock percentage) in connection with the shares of Common Stock. Cumulative voting (the right to cast all votes a shareholder may have in electing the Board for one director) in the election of directors is not permitted. Accordingly, the holders of a majority of the shares of Common Stock present in person or by proxy, will be able to elect all of the Company's Board of Directors.

     13. NON-ARM'S LENGTH TRANSACTION. The number of shares of Common Stock issued to certain present shareholders of the Company for cash and property and the price thereof was arbitrarily determined and may not be considered the product of arm's length transactions.

     14. LITIGATION. As disclosed in the incorporated reports of the Company, the Company or its subsidiaries have been engaged in certain litigation which results in ongoing expenditures and may result in financial obligations for the subsidiaries of the Company. The Chairman of the Company is also named as a defendant in one of the actions. The most significant litigation has been settled and requires the Company to make monthly payments of forty thousand dollars each for the months of February through September of 1999.

     15. DILUTIVE AND OTHER EFFECTS OF SUBSCRIPTION AGREEMENTS. While the Subscription Agreements have helped provide the Company with financing, the sale of the Units and the issuance of shares pursuant to the conversion of the Debentures and the exercise of the Warrants will have a dilutive impact on other stockholders of the Company. As a result, the Company's net income
(loss) per share could be materially decreased in future periods, and the market price of the Common Stock could be materially and adversely affected. In addition, the Common Stock that may be issued in such events will be issued at a discount to the then-prevailing market price of the Common Stock.
 These discounted sales could have an immediate adverse effect on the market price of the Common Stock. The Debentures and the Warrants contain provisions that attempt to protect against dilution to the holders, such as by adjustment of the exercise price and the number of shares issuable thereunder upon the occurrence of certain events, such as a merger, stock split or reverse stock split, stock dividend or recapitalization. These protections, if effective, could increase the dilution to existing stockholders.

     16. NO FORESEEABLE DIVIDENDS. The Company has not paid dividends on its Common Stock and does not anticipate paying dividends on its Common Stock in the foreseeable future.

     17. ABILITY TO ISSUE SHARES WITHOUT SHAREHOLDER APPROVAL. The Company has the ability to issue shares of preferred and Common Stock without shareholder approval. The issuance of such shares could have a deterrent effect upon third parties attempting to take control of the Company.

          C.  SECURITIES RISK FACTORS.

     1. LIMITED MARKET. Each prospective investor in this offering should understand that the Company has very limited trading markets and no assurance can be given that the price of the stock may not be at risk or effected by the completion of this registration, or that the price will be the same as currently quoted. Further, because the markets are very thinly traded, any additional shares issued by the Company may have significant impacts upon those markets.

     2. PRESENT SEC REVIEW STANDARDS. The Company has been informed through its counsel that the SEC is currently critically reviewing various offering types with subsequent registration rights, such as this convertible debenture offering. In various popular financial literature, an offering type similar to the Company's present debenture offering (with preferred registration rights and based upon a formula for conversion with warrants), have been described as "toxic convertible" offerings. While not prohibited by the SEC, each investor should clearly understand that the SEC will most likely critically review any type of offering of this nature. Such review and comments may cause unanticipated and unusual delays in the clearance of any subsequent registration rights or any subsequent offerings by the Company. Moreover, this type of offering may be subject to a higher level of administrative review and potential administrative actions or investigations by the Securities and Exchange Commission.

     3. REQUIREMENTS OF SEC WITH REGARD TO LOW-PRICED SECURITIES. The Common Stock is subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worths in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may adversely affect the ability of broker-dealers to sell the Common Stock and may adversely affect the ability of purchasers in this offering to sell any of the Shares in the secondary market.

     4. SHARES ELIGIBLE FOR FUTURE SALE. Sale of substantial amounts of the Company's Common Stock in the public market, or the prospect of such sales, could materially and adversely affect the market price of the Common Stock. As of February 5, 1999, the Company had outstanding 20,580,659 shares of Common Stock (including shares which were subject to paid subscription agreements, but not yet issued), warrants to purchase 92,553 shares of Common Stock and debentures convertible into an indeterminate number of shares of Common Stock pursuant to the 1998 and 1999 Subscription Agreements. In addition, as of such date, the Company had vested options to purchase 51,000 shares of Common Stock under its Incentive Stock Option Plan (the "Stock Option Plan") and 444,412 shares pursuant to non-qualified option plans. All of the share purchased under the Stock

Option Plan are available for sale in the public market, subject in some cases to volume and other limitations.

A substantial number of the Company's presently outstanding shares of Common Stock are "restricted" securities and may be sold in compliance with Rule 144 or Regulation S adopted under the Securities Act, if certain requirements are met. Rule 144 essentially provides that after one year from the date of acquisition, a person, including affiliates of the Company (or persons whose shares are aggregated), may sell an amount up of to one percent (1%) of the issued and outstanding shares of Common Stock of the Company within any three month period, provided that certain current public information about the Company is available. A person who has not been an affiliate of the Company (or persons whose shares are not to be aggregated for the purpose of the resale of the securities), who has owned restricted shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. Therefore, in each three month period after the date of this offering, a significant number of shares of Common Stock could be sold under Rule 144 by each person having held the securities for at least one year. Also, any shares of Common Stock currently held by non-residents of the United States may be sold after a one-year holding period subject to the same volume restrictions as Rule 144 under Regulation S. Investors should be aware of the possibility that sales under Rule 144 or shares issued pursuant to Regulation S may, in the future, have a depressing effect on the price of the Common Stock.

     5. EFFECT UPON MARKET PRICE OF SHARES TO BE ISSUED UPON CONVERSION. In conjunction with the Subscription Agreements, the Company issued to the Selling Shareholder eleven Units, comprised of the Debentures and the Warrants. The Selling Shareholder may convert the Debentures into Shares of Common Stock at a conversion price equal to the lesser of eighty percent (80%) of the average closing bid price of the Common Stock for the five trading days immediately preceding the date the Debentures are presented for conversion or a fixed dollar amount per share as provided in the Debentures. The 1998 Warrant entitles the Selling Shareholder to purchase 24,753 shares of Common Stock of the Company at a price of $3.64 per share and the 1999 Warrant entitles the Selling Shareholder to purchase 67,800 shares of Common Stock of the Company at a price of $3.54 per share. The Warrants are exercisable at any time during te three years following their issuance to the Selling Shareholder.

Under the foregoing conversion formula for the Debentures, the number of shares of Common Stock issuable upon conversion will increase if the market price of the Common Stock decreases. The Company cannot determine accurately the number of Shares which may be issued to the holders of the Debentures as such number is based upon the market price of the Common Stock prior to the conversion date.

To the extent the Selling Shareholder converts a portion of the Debentures and then sells the shares of Common Stock received upon conversion, the market price of the Common Stock may decrease even further due to the additional shares in the market which would allow the Selling Shareholder to convert other portions of the Debentures into greater amounts of Common Stock and further depress the price of the Common Stock. There may also be an incentive for debenture holders to decrease the price of the Company's stock which should be considered an additional risk factor.

Sales in the public market of substantial amounts of Common Stock, including sales of Shares issued upon conversion of the Debentures and exercise of the Warrants, or the perception that such sales could occur, could depress prevailing market prices for the Common Stock. The existence of the Debentures and the Warrant and any other options, debentures or warrants may prove to be a hindrance to future equity financing by the Company. Further, the holders of such debentures, warrants and options may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company.

                                   USE OF PROCEEDS

     The Selling Shareholder will receive all of the proceeds from the sale of the Common Stock offered hereby. The Company will not received any of the proceeds from such sale.

                           DETERMINATION OF OFFERING PRICE

The Common Stock offered by this Prospectus may be offered for sale by the Selling Shareholder from time to time in transactions on the over-the-counter market, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. As such, the offering price is indeterminate as of the date of this Prospectus. See "Plan of Distribution."

                                 SELLING SHAREHOLDER

The Selling Shareholder is the holder of the Debentures and the Warrants. The Shares are obtainable on conversion of the Debentures and exercise of the Warrants. The Selling Shareholder acquired the Debentures and Warrants for cash pursuant to the Subscription Agreements with the Company. The following table sets forth certain information regarding ownership of the Debentures and Warrants as of February 1, 1999 and the number of Shares that may be offered for the account of the Selling Shareholder or their transferees or distributees from time to time upon conversion of the Debentures and exercise of the Warrant.

                       Shares Beneficially Owned     Shares Offered    Shares Beneficially Owned
     Name              Before Offering /(1)/         for Sale          After Offering /(1)/
----------------       --------------------------    --------------    -------------------------
                       No. of           Percent                        No. of Shares   Percent
                       Shares /(1)/     /(2)/                                          /(2)/
                       ------------    ----------                      -------------   ---------
Augustine Fund, L.P.    2,292,553        9.99%                              -0-           -0-


-------------------

(1) The Selling Shareholder is deemed to beneficially own the shares of Common Stock into which the Debentures held by it are convertible and the shares of Common Stock issuable upon exercise the Warrants. As discussed in greater detail in the Terms of the Offering Section of this Prospectus, the number of shares of stock which may be issued upon the conversion of the Debentures is dependent upon the market price of the stock of the Company on the five trading days prior to the conversion of each separate Debenture.
The number of shares listed in the table above is the total of (a) the 92,553 shares which may be acquired pursuant to the Warrants, and (b) the 2,200,000 shares which may be acquired by the Selling Shareholder pursuant to the Debentures and which are being registered pursuant to the Form S-3 registration statement, of which this Prospectus is a part. The 2,200,000 shares referred to represents a computed 200% of the number of shares which would be issued if the conversion price on all Debentures was $2.50 per share. This per share price was the lowest closing bid price of the Company's stock during the arbitrarily selected period of the 60 trading days prior to the date of the 1999 Subscription Agreement, and may have no relationship to the market price of the Company's stock at the conversion dates of any of the Debentures.

(2) Total shares of Common Stock outstanding for the purpose of this percentage calculation includes the Common Stock into which the Debentures are convertible and the 92,553 shares issuable upon exercise of the Warrant but does not include 444,412 shares of Common Stock issuable on exercise of outstanding stock options or shares of Common Stock that may be granted under the Company's Incentive Stock Option Plan.

The Selling Shareholder has not had any material relationship with the Company, or any of its affiliates, within the past three years.

The Selling Shareholder has represented to the Company that it purchased the Units for its own account for investment only and not with a view towards the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or exemptions therefrom. In recognition of the fact that the Selling Shareholder, even though purchasing the Units for investment, may wish to be legally permitted to sell its Shares when its deems appropriate, the Company agreed with the Selling Shareholder to file with the Commission under the Securities Act the Registration Statement with respect to the sale of the Shares from time to time in transactions in the over-the-counter market, in privately negotiated transactions, or through a combination of such methods of sale, and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the Shares are no longer required to be registered for the sale thereof by the Selling Shareholder. The natural persons who control the Selling Shareholder are John Porter, Brian Porter and Thomas Duszynski. In the event the registration of additional shares are necessary, the Company has agreed to prepare and file such additional registration statements as may be necessary to allow the Selling Shareholder to sell all of the Shares.

                                 PLAN OF DISTRIBUTION

All of the Shares offered hereby may be sold from time to time by the Selling Shareholder, or by its pledgees, donees, distributees, transferees or other successors-in-interest. The sale of the Shares by the Selling Shareholder may be effected from time to time in transactions in the over-the-counter market, or on one or more other securities markets and exchanges, in privately negotiated transactions, or through a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect the above-mentioned transactions by selling the Shares directly to purchasers, acting as principals for their own accounts, or by or through broker-dealers acting as agents for the Selling Shareholder, or to broker-dealers who may purchase Shares as principals and thereafter sell such Shares from time to time in transactions on any exchange or market on which such securities are listed or quoted, as applicable, in negotiated transactions, through a combination of such methods of sale, or otherwise. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for whom such broker-dealer may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Any broker-dealer may act as a broker-dealer on behalf of the Selling Shareholder in connection with the offering of certain of the shares by the Selling Shareholder. None of the proceeds from the sale of the Shares by the Selling Shareholder will be received by the Company. In addition, any of the Shares that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold in transactions complying with such Rule, rather than pursuant to this Prospectus.

The Company has the right to suspend use of this Prospectus for a discrete period of time under certain circumstances.

To the extent required, the amount of the Shares to be sold, purchase prices, public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth by the Company in a Prospectus Supplement accompanying this Prospectus or, if appropriate, a post-effective amendment to the Registration Statement.

The Selling Shareholder may be deemed to be a statutory underwriter under the Securities Act. Also any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to bear all expenses (other than selling commissions and fees and stock transfer taxes) in connection with the registration and sale of the Shares being offered by the Selling Shareholder. The Company has agreed to indemnify the Selling Shareholder against certain liabilities, including liabilities under the Securities Act.

Offers or sales of the Shares have not been registered or qualified under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the Shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may be limited in its ability to engage in market activities with respect to such Shares. In addition and without limiting the foregoing, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Shareholder. The foregoing may affect the marketability of the Shares.

There can be no assurance that the Selling Shareholder will sell any or all of the Shares offered by them hereunder.

                              DESCRIPTION OF SECURITIES

COMMON STOCK

The Company is presently authorized to issue 500,000,000 shares of its Common Stock. As of February 5, 1999, there were 20,580,659 shares issued, outstanding and subscribed for shares. The holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the outstanding shares of Common Stock will be able to elect the entire Board of Directors. If they do so, minority shareholders would not be able to elect any members to the Board of Directors.

Shareholders of the Company have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The Shares, when issued, will be fully paid and non-assessable.

WARRANTS

The 1998 Warrant will entitle the holder to purchase 24,753 shares of Common Stock at a price of $3.64 per share. The Warrant is exercisable at any time beginning on December 21, 1998 and ending on December 21, 2001. The shares of Common Stock underlying the Warrant, when issued upon exercise of the Warrant in whole or in part, will be fully paid and nonassessable.

The 1999 Warrant will entitle the holder to purchase 67,800 shares of Common Stock at a price of $3.54 per share. The Warrant is exercisable at any time beginning on February 9, 1999 and ending on February 9, 2002. The shares of Common Stock underlying the Warrant, when issued upon exercise of the Warrant in whole or in part, will be fully paid and nonassessable.

DEBENTURES

The 8% Redeemable Convertible Debentures, are convertible at any time after the effective date of the Registration Statement. The conversion price for the 1998 Debentures is the lesser of eighty percent (80%) of the average closing bid price of the Common Stock for the five (5) trading days prior to the date on which the Debentures are presented for conversion or $3.64 per share. The conversion price for the 1999 Debentures is the lesser of eighty percent (80%) of the average closing bid price of the Common Stock for the five (5) trading days prior to the date on which the Debentures are presented for conversion or $3.54 per share.

The Debentures and the Warrants contain provisions that protect the holder against dilution by adjustment of the exercise price. Such adjustments will occur in the event, among others, of a merger, stock split or reverse stock split, stock dividend or recapitalization. The holder of the Debenture and the Warrant will not possess any rights as a shareholder of the Company until such holder converts the Debenture or exercises the Warrants.

For the life of the Debentures and the Warrants, the holder thereof has the opportunity to profit from a rise in the market price of the Common Stock without assuming the risk of ownership of the shares of Common Stock issuable upon conversion of the Debentures or the exercise of the Warrants. The Warrant holder may be expected to exercise the Warrants at a time when the Company would, in all likelihood, be able to obtain any needed capital by an offering of Common Stock on terms more favorable than those provided for by the Warrants. Furthermore, the terms on which the Company could obtain additional capital during the life of the Warrants may be adversely affected.

       LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION'S POSITION
             ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The by-laws of the Company provide for indemnification of the Company's directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the Company's Articles of Incorporation, as amended, by-laws and Utah law, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is, therefore, deemed to be unenforceable by the Commission.

                               LEGAL MATTERS

The validity of the Common Stock offered hereby has been passed upon for the Company by Bruce L. Dibb, P.C.; Salt Lake City; Utah.

                                EXPERTS

The consolidated financial statements of the Company contained herein for the year ended March 31, 1998, have been audited by Jones, Jensen & Co. as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements included therein). Such consolidated financial statements are contained herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTAINED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SHARES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

----------------------
TABLE OF CONTENTS                                                        PAGE
Available Information. . . . . . . . . . . . . . . . . . . . . . . . . .    4
Incorporation of Certain Documents by Reference. . . . . . . . . . . . .    4
Recent Developments. . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Summary of the Offering. . . . . . . . . . . . . . . . . . . . . . . . .    8
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
Determination of Offering Price  . . . . . . . . . . . . . . . . . . . .   15
Selling Shareholder. . . . . . . . . . . . . . . . . . . . . . . . . . .   15
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . .   16
Description of Securities. . . . . . . . . . . . . . . . . . . . . . . .   18
Limitation on Liability and Disclosure of Commission Position on
     Indemnification For Securities Act Liabilities. . . . . . . . . . .   19
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19


                                 2,292,553 SHARES OF
                                     COMMON STOCK

                            CHEQUEMATE INTERNATIONAL, INC.

                                 P R O S P E C T U S

                                 February __, 1999

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

All expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, will be paid by the Company. Such expenses are estimated as follows:

Registration fee  . . . . . . . . . . . .   $  6,930
Legal fees and expenses . . . . . . . . .   $ 30,000
Accounting fees and expenses  . . . . . .   $  3,000
Miscellaneous . . . . . . . . . . . . . .   $  1,070
                                            --------
  Total . . . . . . . . . . . . . . . . .   $ 41,000

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Company's Articles of Incorporation provide that the Company must indemnify each of its directors and officers, to the fullest extent permitted under the Utah Revised Business Corporation Act against all liabilities incurred by reason of the fact that the person is or was a director or officer of the Company or a fiduciary of an employee benefit plan, or is or was serving at the request of the Company as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The effect of these provisions is potentially to indemnify the Company's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS

     4.1 Subscription Agreement between the Company and Augustine Fund, LP dated as of December 21, 1998. (Incorporated by reference from Form 8-K (Film No. 98774706) filed by the Company with the
            Commission on December 23, 1998).

     4.2 Subscription Agreement between the Company and Augustine Fund, LP dated as of February 9, 1999. (Incorporated by reference from Form
            10-QSB (Film No. 99541584) filed by the Company with the Commission on February 16, 1999).

     4.3    Form of 1998 Debentures. (Incorporated by reference from Form 8-K
            (Film No. 98774706) filed by the Company with the Commission on December 23, 1998).

     4.4    Form of 1998 Warrant. (Incorporated by reference from Form 8-K
            (Film No. 98774706) filed by the Company with the Commission on December 23, 1998).

     4.5    Form of 1999 Debentures. Incorporated by reference from Form 10-QSB
            (Film No. 99541584) filed by the Company with the Commission on February 16, 1999).

     4.6    Form of 1999 Warrant. Incorporated by reference from Form 10-QSB
            (Film No. 99541584) filed by the Company with the Commission on February 16, 1999).

     5.1    Opinion of Bruce L. Dibb, P.C.

     23.1   Consent of Jones, Jensen & Company

     23.2   Consent of Bruce L. Dibb, P.C. (included in Exhibit 5.1).

     24.1   Powers of Attorney (included in this Registration Statement).


ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on February 23, 1999.


                                       CHEQUEMATE INTERNATIONAL, INC.


                                       By  /s/ Terrell A. Lassetter, for
                                          ---------------------------------
                                       J. Michael Heil
                                       Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


  /s/ Terrell A. Lassetter, for                      February 23, 1999
------------------------------------
Blaine Harris, Chairman of the Board


  /s/ Terrell A. Lassetter, for                      February 23, 1999
------------------------------------
John Bartholomew, Director


                                                     February __, 1999
------------------------------------
Chuck Coonradt, Director


  /s/ Terrell A. Lassetter, for                      February 23, 1999
------------------------------------
Hal Glick, Director


  /s/ Terrell A. Lassetter, for                      February 23, 1999
------------------------------------
Andre Peterson, Director


  /s/ Terrell A. Lassetter, for                      February 23, 1999
------------------------------------
Robert E. Warfield, Director


  /s/ Steven Anderson                                February 23, 1999
------------------------------------
Steven Anderson, Chief Financial Officer
and Principal Accounting Officer

                               INDEX TO EXHIBITS


EXHIBIT
  NO.    DESCRIPTION                                                          PAGE
-------  -----------                                                          ----
  4.1    Subscription Agreement between the Company and Augustine Fund, LP dated as of December 21, 1998. (Incorporated by reference from
         Form 8-K (Film No. 98774706) filed by the Company with the
         Commission on December 23, 1998).

  4.2 Subscription Agreement between the Company and Augustine Fund, LP dated as of February 9, 1999 (Incorporated by reference from Form 10-QSB (Film No. 99541584) filed by the Company with the
         Commission on February 16, 1999).

  4.3    Form of 1998 Debentures (Incorporated by reference from Form 8-K
         (Film No. 98774706) filed by the Company with the Commission on December 23, 1998).

  4.4    Form of 1998 Warrant (Incorporated by reference from Form 8-K
         (Film No. 98774706) filed by the Company with the Commission on December 23, 1998).

  4.5    Form of 1999 Debentures (Incorporated by reference from Form 10-QSB
         (Film No. 99541584) filed by the Company with the Commission on February 16, 1999).

  4.6    Form of 1999 Warrant (Incorporated by reference from Form 10-QSB
         (Film No. 99541584) filed by the Company with the Commission on February 16, 1999).

  5.1    Opinion of Bruce L. Dibb, P.C. . . . . . . . . . . . . . . . . . . . II-6

  23.1   Consent of Jones, Jensen & Co. . . . . . . . . . . . . . . . . . . . II-7

  23.2   Consent of Bruce L. Dibb, P.C. (included in Exhibit 5.1)

  24.1   Powers of Attorney (included in this Registration Statement).. . . . II-8

-------------------------------------